AMENDMENT TO PROMISSORY NOTE

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This Amendment To Promissory Note (the “Amendment”), is entered into as of the ___ day of September, 2001, by and SUNWOOD VILLAGE JOINT VENTURE, LIMITED PARTNERSHIP, a Nevada limited partnership (“Maker”), having its principal place of business c/o SPECS, Inc., Suite LH-06, 4200 Blue Ridge Boulevard, Kansas City, Missouri 64133, and FIRST UNION NATIONAL BANK, a national banking association (“Lender”), having its principal office at 201 South Tryon Street, Suite 130, PMB Box #4, Charlotte, North Carolina

28202.

WHEREAS, Maker executed and delivered to Lender that certain Promissory Note (the “Original Note”) payable to the order of Lender in the original principal amount of TEN MILLION EIGHTY THOUSAND AND 00/100 DOLLARS ($10,080,000.00) dated as of August 1,2001, which Original Note evidences a loan in such amount made by Lender to Maker;

WHEREAS, the Original Note is secured by that certain Deed of Trust and Security Agreement (the “Deed of Trust”) dated as of August 1, 2001, from Maker, as grantor, to the trustee named in the Deed of Trust for benefit of Lender, as beneficiary, encumbering that certain real property situated in the County of Clark, State of Nevada, as more particularly described in Exhibit A to the Deed of Trust;

WHEREAS, Maker and Lender desire to amend the amount of the monthly interest and principal payments under the Original Note.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and Lender hereby agree as follows:

1.	All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Original Note.

2.        The second sentence of Section 1.02 is hereby deleted and the following is inserted in lieu thereof:

“Such principal and interest shall be payable in equal consecutive monthly installments of $67,910.83 each, beginning on the first day of the second full calendar month following the date of this Note (or on the first day of the first full calendar month following the date hereof, in the event the advance of the principal amount evidenced by this Note is the first day of a calendar month)(the “First Payment Date”), and continuing on the first day of each and every month thereafter (each, a “Payment Date”) through and including August 1,

2006 (the “Maturity Date”), at which time the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full.”

3.        Except as otherwise provided in this Amendment above, all of the terms, covenants and conditions of the Original Note shall remain in full force and effect.

4.         All references to the term “Note” and “Loan Documents” in the Note and the other Loan Documents shall be deemed to refer to the Original Note, as modified by this Amendment.

5.         This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada.

6.         The terms, agreements, covenants and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.	This Amendment may not be changed orally.

8.        This Amendment may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, and all of which shall together constitute one and the same document, and shall be binding on the signatories; and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

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IN WITNESS WHEREOF, Maker and Lender have duly executed this Amendment as of the day and year first above written.

MAKER: SUNWOOD VILLAGE JOINT VENTURE, LIMITED PARTNERSHIP, a Nevada limited Partnership
By:	Sunwood Village, Inc., a Nevada corporation, its general partner
	By:	/S/ JAMES R. HOYT
Name: James R. Hoyt
Title President

LENDER: FIRST UNION NATIONAL BANK, a national banking association

By:
Name:
Title:

STATE OF KANSAS

COUNTY OF JOHNSON

The foregoing instrument was acknowledged before me on this 4th day of December, 2001, by James R. Hoyt, as President of Sunwood Village, Inc., a Nevada corporation, the general partner of Sunwood Village Joint Venture,

/S/ CANDICE S. DENNIS
Notary Public

My Commission Expires: 5-1-04

STATE OF NORTH CAROLINA)

COUNTY OF MECKLENBURG)

The foregoing instrument was acknowledged before me on this - day of September, 2001, by ____________, as _____________ of First Union National Bank, a national banking association.

Notary Public

My Commission Expires: